UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 23, 2010

Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 23, 2010, Plantronics Communication Technology (Suzhou) Co., Ltd. (“Plantronics Suzhou”), a wholly-owned foreign enterprise in the People’s Republic of China and an indirect wholly-owned subsidiary of Plantronics, Inc. (the “Company”), entered into a contract (the “Sales Agreement”) with Scanfil (Suzhou) Co., Ltd. (“Scanfil”) for the sale of the property that formerly served as the Suzhou manufacturing facility of the Company.   Pursuant to the Sales Agreement, Plantronics Suzhou will sell to Scanfil the building and certain installments, equipment and office furniture and will transfer the right to use the underlying land for total cash consideration of RMB 65,000,000 (approximately $9.58 million).  Upon the execution of the Sales Agreement, Scanfil paid to Plantronics Suzhou 1% of the total cash consideration as a deposit. 89% of the total consideration will be paid upon the later of (i) the issuance of a land use right certificate indicating Scanfil as the new land use right owner and (ii) the issuance of the property ownership certificate indicating Scanfil as the new property owner of the building.  The balance of the total consideration will be paid upon the Delivery Date.  The Delivery Date will be within three business days of the later of (i) the issuance of the land use right certificate indicating Scanfil as the new land use right owner or (ii) the issuance of the property ownership certificate indicating Scanfil as the owner of the building.  The land use right certificate and the property ownership certificate will be issued by certain government parties in the People’s Republic of China, so the Company can provide no assurance as to the Delivery Date, but the parties expect that it will occur no later than December 1, 2010.  Following the Delivery Date, Plantronics Suzhou will retain the right to use certain office, laboratory and warehouse space for up to eight months at agreed-upon rates.  The Sales Agreement may be terminated in the event of, among other things, non-payment by Scanfil or Plantronics Suzhou’s failure to deliver the property.

The Company stopped all manufacturing operations in July 2009 at its Suzhou location.  Since September 30, 2009, the Company has classified the land use rights, building and improvements, and equipment and office furniture as assets held for sale in its consolidated balance sheet.

The foregoing description is a summary only and is qualified in its entirety by the full text of the Sales Agreement which will be filed with the Securities and Exchange Commission in  the Company’s quarterly report on Form 10-Q for the second quarter of fiscal year 2011.

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2010, at the 2010 Annual Meeting of Stockholders of Plantronics, Inc. (the “Company”), the stockholders approved an amendment to the Company’s Amended and Restated 2003 Stock Plan to increase the number of authorized shares of common stock that may be issued under the plan by 1,200,000.

A copy of the Amended and Restated 2003 Stock Plan is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 27, 2010, Plantronics, Inc. (the "Company") held its annual meeting of stockholders.  At the meeting, 46,956,910 shares of common stock of the Company were present in person or by proxy.

At the meeting, the stockholders voted on proposals to: (1) elect seven directors; (2) approve an increase in the number of shares reserved for issuance under the Company’s Amended and Restated 2003 Stock Plan by one million two hundred thousand (1,200,000); and (3) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

The following directors were elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

	For	Votes Withheld	Broker Non-Votes

Marv Tseu	42,975,060	1,074,616	2,907,234
Kan Kannappan	43,580,357	469,319	2,907,234
Brian Dexheimer	43,539,536	510,140	2,907,234
Gregg Hammann	43,405,633	644,043	2,907,234
John Hart	43,417,690	631,986	2,907,234
Marshall Mohr	43,572,884	476,792	2,907,234
Roger Wery	43,579,978	469,698	2,907,234

The results of the vote on the proposal to amend the Company’s Amended and Restated 2003 Stock Plan were:

For	Against	Abstain	Broker Non-Votes

36,611,372	6,507,899	930,405	2,907,234

The results of the vote on ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011 were:

For	Against	Abstain	Broker Non-Votes

46,368,980	574,471	13,459	0

SECTION 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit  No.                    Description

10.1                                 Amended and Restated 2003 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

Date: July 29, 2010	By:	/s/ Rich Pickard
	Name:	Rich Pickard
	Title:	Secretary